Exhibit 10.1

PURCHASE AGREEMENT

dated as of January 28, 2026

between

BRIDGECREST ACCEPTANCE CORPORATION,
as Seller

and

BRIDGECREST AUTO FUNDING LLC,

as Purchaser

Table of Contents

EXHIBIT A	Form of Assignment
SCHEDULE I	Perfection Representations, Warranties and Covenants
SCHEDULE II	Representations and Warranties with Respect to the Receivables

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THIS PURCHASE AGREEMENT is made and entered into as of January 28, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by BRIDGECREST ACCEPTANCE CORPORATION, an Arizona corporation (“BAC”), and BRIDGECREST AUTO FUNDING LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase from BAC a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts that are secured by new and used automobiles, light-duty trucks, SUVs and vans; and

WHEREAS, BAC is willing to sell such portfolio of motor vehicle receivables and related property to the Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) between Bridgecrest Lending Auto Securitization Trust 2026-1, Bridgecrest Lending Auto Securitization Grantor Trust 2026-1, BAC, as Servicer, the Purchaser, as seller, and Computershare Trust Company, National Association, as standby servicer and as indenture trustee, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (i) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

Purchase Agreement (BLAST 2026-1)

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, BAC does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Purchaser without recourse (subject to the obligations herein) on the Closing Date all of BAC’s right, title and interest in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment substantially in the form of Exhibit A delivered on the Closing Date (collectively, the “Purchased Assets”). The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of BAC to the Obligors, the Dealer, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. The purchase price for the sale of the Purchased Assets sold to the Purchaser on the Closing Date shall equal the estimated fair market value of the Purchased Assets. Such purchase price shall be paid in cash to BAC in an amount agreed to between BAC and the Purchaser, and, to the extent not paid in cash by the Purchaser, shall be paid by a capital contribution by BAC of an undivided interest in such Purchased Assets that increases its equity interest in the Purchaser in an amount equal to the excess of the estimated fair market value of the Purchased Assets over the amount of cash paid by the Purchaser to BAC.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of BAC. BAC makes the following representations and warranties as of the Closing Date, on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer pursuant to the Sale and Servicing Agreement, the conveyance of the Purchased Assets to the Grantor Trust pursuant to the Receivables Contribution Agreement and the Grant thereof by the Grantor Trust to the Indenture Trustee pursuant to the Indenture:

(a)           Existence and Power. BAC is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. BAC has obtained all necessary licenses and approvals in each jurisdiction where it does business and where the failure to do so would materially and adversely affect the ability of BAC to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Purchased Assets.

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(b)           Authorization and No Contravention. The execution, delivery and performance by BAC of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of BAC and, to its knowledge, do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement to which BAC is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or BAC’s ability to perform its obligations under, the Transaction Documents).

(c)           No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by BAC of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of BAC to perform its obligations under the Transaction Documents.

(d)           Binding Effect. Each Transaction Document to which BAC is a party constitutes the legal, valid and binding obligation of BAC enforceable against BAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)           No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of BAC, threatened against BAC before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by BAC of its obligations under this Agreement or any of the other Transaction Documents or (iv) relate to BAC that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f)           Lien Filings. BAC is not aware of any material judgment, ERISA or tax lien filings against BAC which would have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of BAC to perform its obligations under the Transaction Documents.

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SECTION 3.2 Representations and Warranties of BAC Regarding the Purchased Assets. On the date hereof, BAC hereby makes the following representations and warranties to the Purchaser, on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. Such representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer under the Sale and Servicing Agreement, the conveyance of the Purchased Assets to the Grantor Trust under the Receivables Contribution Agreement, and the Grant of the Purchased Assets and other collateral by the Issuer and the Grantor Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(a)           The Receivables were selected using selection procedures that were not known or intended by BAC to be adverse to the Issuer or the Grantor Trust.

(b)           The Receivables and the other Purchased Assets have been validly assigned by BAC to the Purchaser.

(c)           The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d)           No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. BAC has not authorized the filing of and is not aware of any financing statements against BAC that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Purchaser which security interest is prior to all other Liens created by BAC (other than Permitted Liens) with respect to the Receivables and is enforceable as such against all other creditors of and purchasers and assignees from BAC.

(e)           The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule I, are true and correct.

SECTION 3.3 Representations and Warranties of BAC as to each Receivable. On the date hereof, BAC hereby makes the representations and warranties set forth on Schedule II to the Purchaser as to the Receivables sold, transferred, assigned, contributed and otherwise conveyed to the Purchaser under this Agreement on which such representations and warranties the Purchaser relies in acquiring the Receivables. Such representations and warranties shall survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the sale of the Purchased Assets to the Issuer under the Sale and Servicing Agreement, the conveyance of the Purchased Assets to the Grantor Trust under the Receivables Contribution Agreement, and the Grant of the Purchased Assets by the Issuer and the Grantor Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, BAC shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents. BAC hereby agrees that the Issuer and the Grantor Trust shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale and Servicing Agreement or the Grantor Trust under the Receivables Contribution Agreement, including the right to cause BAC to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Schedule II, directly against BAC as though the Issuer or the Grantor Trust were a party to this Agreement, and neither the Issuer nor the Grantor Trust shall be obligated to exercise any such rights indirectly through the Purchaser.

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SECTION 3.4 Repurchase upon Breach. Upon discovery by or notice to a Responsible Officer of the Purchaser or BAC of a breach of any of the representations and warranties set forth in Section 3.3 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer, the Grantor Trust, the Noteholders or the Certificateholders in such Receivable, the party discovering such breach or receiving written notice of such breach shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s Certificate which identifies that Receivables are being or have been repurchased shall be deemed to constitute prompt notice by BAC and the Purchaser of such breach; provided, further, that the Indenture Trustee and the Owner Trustee will be deemed to have knowledge of such breach only if a Responsible Officer of the Indenture Trustee or Owner Trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give such notice shall not affect any obligation of BAC hereunder. If the breach materially and adversely affects the interests of the Issuer, the Grantor Trust, the Noteholders or the Certificateholders in such Receivable, then BAC shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Purchaser (or any subsequent assignee of the Purchaser), in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if BAC elects, an earlier date) after the date BAC became aware or was notified of such breach. Any such breach or failure will be deemed not to materially and adversely affect the interests of the Issuer, the Grantor Trust, the Noteholders or the Certificateholders if such breach or failure has not affected the ability of the Purchaser (or any subsequent assignee of the Purchaser) to receive and retain timely payment in full on such Receivable. Any such purchase by BAC shall be at a price equal to the related Repurchase Price. In consideration for such repurchase, BAC shall make (or shall cause to be made) a payment to the Purchaser (or any subsequent assignee of the Purchaser) equal to the Repurchase Price by depositing such amount into the Collection Account prior to noon, Mountain Standard Time, on such date of repurchase (or, if BAC elects, an earlier date). Upon payment of such Repurchase Price by BAC, the Purchaser (or any subsequent assignee of the Purchaser) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by BAC to evidence such release, transfer or assignment or more effectively vest in BAC or its designee any Receivable and related Purchased Assets repurchased pursuant to this Section 3.4. It is understood and agreed that the obligation of BAC to repurchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Purchaser (or any subsequent assignee of the Purchaser).

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SECTION 3.5 Protection of Title.

(a)           BAC shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Purchased Assets (to the extent that the interest of the Purchaser therein can be perfected by the filing of a financing statement). BAC shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)           BAC shall notify the Purchaser in writing within ten (10) Business Days following the occurrence of (i) any change in BAC’s organizational structure as a corporation, (ii) any change in BAC’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in BAC’s name, and (A) shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in clause (a) above and (B) shall deliver to the Indenture Trustee within 30 days after such change an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Grantor Trust in the Receivables or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(c)           BAC shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or any subsequent assignee of the Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d)           If at any time BAC shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, BAC shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

SECTION 3.6 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, BAC shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and BAC shall defend the right, title and interest of the Purchaser in, to and under such Receivables or other property transferred to the Purchaser against all claims of third parties claiming through or under BAC.

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SECTION 3.7 Dispute Resolution.

(a)           If the Purchaser, the Issuer, the Grantor Trust, the Owner Trustee (acting at the written direction of a Certificateholder pursuant to the Trust Agreement) or the Indenture Trustee (acting at the written direction of a Requesting Investor pursuant to Section 7.5 of the Indenture) (the “Requesting Party”) requests that BAC repurchase any Receivable pursuant to Section 3.4 and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by BAC, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration pursuant to this Section 3.7; provided, however, that (i) if the Indenture Trustee declines to act in accordance with this Section 3.7 at the written direction of a Noteholder or Note Owner due to the failure of such Noteholder or Note Owner to offer the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such Noteholder or Note Owner shall be deemed to be a “Requesting Party” or (ii) if the Owner Trustee declines to act in accordance with this Section 3.7 at the written direction of a Certificateholder due to the failure of such Certificateholder to offer the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such Certificateholder shall be deemed to be a “Requesting Party.” If the Requesting Party is the Indenture Trustee or the Owner Trustee acting at the written direction of a Noteholder, Note Owner or Certificateholder, as applicable, the Indenture Trustee or Owner Trustee, as applicable, as Requesting Party, will act solely at the written direction of such Noteholder, Note Owner, or Certificateholder in making all decisions related to mediation or arbitration. BAC will inform the Requesting Party in writing upon a determination by BAC that a Receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the Purchaser on Form 10-D for the Collection Period in which such Receivables were repurchased shall include disclosure of such repurchase.  A failure of BAC to inform the Requesting Party that a Receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by BAC that no repurchase of that Receivable due to a breach of Section 3.3 is required.  The monthly distribution report filed by the Purchaser on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related Receivable is repurchased, shall include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable Receivable. If both the Owner Trustee (on behalf of one or more Certificateholders) and the Indenture Trustee (on behalf of one or more Noteholders or Note Owners) are Requesting Parties, then the Indenture Trustee as Requesting Party shall have the right to make the selection of mediation (including nonbinding arbitration) or arbitration. If more than one Noteholder or Note Owner has directed the Indenture Trustee in connection with a request to pursue dispute resolution pursuant to this Section 3.7, the Indenture Trustee shall act at the direction of the Noteholders or Note Owners, as applicable, holding a majority of the Note Balance of the Notes held by such directing Noteholders and/or Note Owners. If more than one Certificateholder has directed the Owner Trustee in connection with a request to pursue dispute resolution pursuant to this Section 3.7, the Owner Trustee shall act at the written direction of the Certificateholders holding the majority of the voting interests of such directing Certificateholders. For the avoidance of doubt, neither the Indenture Trustee nor the Owner Trustee is required to, nor intends to, exercise discretion with respect to any action pursuant to this Section 3.7(a).

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(b)           The Requesting Party will provide notice in accordance with the provisions of Section 4.2 of its intention to refer the matter to mediation (including nonbinding arbitration) or arbitration, as applicable, to BAC, with a copy to the Issuer, the Purchaser, the Owner Trustee, the Administrator and the Indenture Trustee. BAC agrees that it will participate in the resolution method selected by the Requesting Party. BAC shall provide notice to the Purchaser, the Issuer, the Owner Trustee, the Administrator and the Indenture Trustee that BAC has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Purchaser, the Issuer, the Owner Trustee (acting at the written direction of a Certificateholder), and the Indenture Trustee (acting at the direction of a Noteholder or Note Owner) shall advise the Requesting Party and BAC of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the Proceeding. A Requesting Party may not initiate a mediation (including nonbinding arbitration) or arbitration pursuant to this Section 3.7 with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such Proceeding, to join an existing mediation or arbitration with respect to that Receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial Requesting Party is (i) the Indenture Trustee (on behalf of one or more Noteholders or Note Owners), any decisions related to the mediation or arbitration will be made by the Indenture Trustee at the written direction of the Requesting Investor holding a majority of the Note Balance of all of the Notes held by such directing Noteholders and/or Note Owners, and (ii) the Owner Trustee (on behalf of one or more Certificateholders), any decisions related to the mediation or arbitration will be made by the Owner Trustee at the written direction of the Certificateholders holding the majority of the voting interests of the directing Certificateholders.

(c)           If the Requesting Party selects mediation (including nonbinding arbitration) as the resolution method, the following provisions will apply:

(i)           The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)          The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)         The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

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(d)           If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)           The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)          The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii)         The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and BAC shall not be required to pay more than the applicable Repurchase Price with respect to any receivable which BAC is required to repurchase under the terms of this Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv)           No person may bring a putative or certified class action to arbitration.

(e)           The following provisions will apply to both mediations (including nonbinding arbitration) and arbitrations:

(i)           Any mediation (including nonbinding arbitration) or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and BAC;

(ii)           Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

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(iii)           The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 3.7, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 3.7) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that BAC, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 3.7, and to the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed. For the avoidance of doubt, if the Indenture Trustee is the Requesting Party, the Indenture Trustee may disclose Confidential Information with respect to an Asset Review to the Requesting Investor which directed the Indenture Trustee in connection with such Asset Review.

SECTION 3.8 Cooperation with Voting. Each of BAC and the Purchaser hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.6 of the Indenture.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sales; Security Interest.

(a)           Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, contributions and conveyances without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Purchased Assets shall not be part of BAC’s estate in the event of a bankruptcy or insolvency of BAC. The sales and transfers by BAC of the Receivables and other Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, BAC, except as otherwise specifically provided herein. The limited rights of recourse specified herein against BAC are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b)           Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of BAC, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i)           this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

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(ii)           the conveyance provided for in Section 2.1 shall be deemed to be a grant by BAC of, and BAC hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of BAC hereunder;

(iii)          the possession by the Purchaser or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)          notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as set forth on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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SECTION 4.4 Headings. The article and section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

SECTION 4.6 Amendment.

(a)           Any term or provision of this Agreement may be amended by BAC and the Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee, the Grantor Trust, the Grantor Trust Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)           BAC or the Purchaser delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)           the Rating Agency Condition is satisfied with respect to such amendment and BAC or the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)           This Agreement may also be amended from time to time by BAC and the Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement. For purposes of this Section 4.6(b), if BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect.

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(c)           Any term or provision of this Agreement may also be amended from time to time by BAC and the Purchaser for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Issuer, the Owner Trustee, the Grantor Trust, the Grantor Trust Trustee or any other Person; provided, however, that BAC and the Purchaser shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer, the Owner Trustee, the Grantor Trust and the Grantor Trust Trustee and promptly after the execution of such amendment, BAC and the Purchaser shall furnish a copy of such amendment to the Indenture Trustee, the Issuer, the Owner Trustee, the Grantor Trust and the Grantor Trust Trustee.

(d)           Prior to the execution of any amendment or consent pursuant to this Section 4.6, BAC shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, BAC shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee; provided, that, notwithstanding anything herein to the contrary, no amendment pursuant to this Section 4.6 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee, the Owner Trustee (including in its individual capacity) or the Grantor Trust Trustee (including in its individual capacity) without the prior written consent of such Person.

(e)           Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Grantor Trust Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee (including in its individual capacity), the Grantor Trust Trustee (including in its individual capacity) and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s (including in its individual capacity), the Grantor Trust Trustee’s (including in its individual capacity) or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

(f)           Notwithstanding subsections (a), (b) and (c) of this Section 4.6, this Agreement may only be amended by BAC and the Purchaser if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Purchaser or BAC or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates for purposes of clause (i) of this subsection (f), any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (f) shall be required in connection with an amendment to this Agreement pursuant to subsection (c) of this Section 4.6.

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(g)           Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as other than a corporation and the Grantor Trust as a grantor trust under the Code, without the consent of all of the Noteholders and all of the Certificateholders, no amendment shall be made to this Agreement that would, in and of itself, cause the Issuer (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Issuer (to the extent it is not wholly owned by a single taxpayer for United States federal income tax purposes) to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

SECTION 4.7 Waivers. No failure or delay on the part of the Purchaser, the Servicer, BAC, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Purchaser or BAC in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, BAC shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document) if such failure or delay arises from compliance by BAC with any law or court order, the direction of a regulatory authority or regulatory guidance.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

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SECTION 4.11 Merger or Consolidation. Any entity (i) into which BAC may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which BAC shall be a party, or any entity succeeding to the business of BAC shall be the successor to BAC under this Agreement and (ii) of which more than 50% of the voting stock or voting power and 50% or more of the economic equity is owned directly or indirectly by BAC or DTCS and which executes an agreement of assumption to perform every obligation of BAC under this Agreement, shall be the successor to BAC under this Agreement, in each case, including but not limited to in connection with its obligation to repurchase Receivables pursuant to Section 3.4 and without the execution or filing of any additional paper or any further act on the part of any of the parties hereto, other than as contemplated by Section 3.5.

SECTION 4.12 Acknowledgment and Agreement. By execution below, BAC expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights of the Purchaser under this Agreement by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement, by the Issuer to the Grantor Trust pursuant to the Receivables Contribution Agreement, the Grant of a security interest in the Issuer Collateral by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders, and the Grant of a security interest in the Grantor Trust Collateral by the Grantor Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, BAC hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Purchaser under this Agreement in the event that the Purchaser shall fail to exercise the same.

SECTION 4.13 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.14 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party hereto shall not commence or join with any other Person in commencing, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 4.14 shall survive the termination of this Agreement.

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SECTION 4.15 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.16 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and each of the Issuer, the Grantor Trust and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 4.16, no other Person will have any right hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BRIDGECREST ACCEPTANCE CORPORATION

By:
Name: Daniel Gaudreau
Title: Treasurer

BRIDGECREST AUTO FUNDING LLC

By:
Name: Daniel Gaudreau
Title: President

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EXHIBIT A

FORM OF
ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT

January 28, 2026

For value received, in accordance with the Purchase Agreement (the “Agreement”) dated as of January 28, 2026, between Bridgecrest Acceptance Corporation, an Arizona corporation (“BAC”), and Bridgecrest Auto Funding LLC, a Delaware limited liability company (the “Purchaser”), on the terms and subject to the conditions set forth in the Agreement, BAC does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Purchaser on the Closing Date, without recourse (subject to the obligations in the Agreement), all right, title and interest of BAC, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by BAC to the Purchaser on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of BAC to the Obligors, the Dealer, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

BRIDGECREST ACCEPTANCE CORPORATION

By:
Name:
Title:

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Agreement, BAC hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date:

General

1.             This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from BAC.

2.             The Receivables constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC. If a Receivable constitutes “electronic chattel paper,” BAC has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC.

3.             Immediately prior to the sale, assignment and transfer thereof pursuant to this Agreement, each Receivable was secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of BAC (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of BAC (or its assignee), as secured party.

Creation

4.             Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by BAC to the Purchaser, BAC owned and had good and marketable title to such Receivable free and clear of any Lien created by BAC (except any Lien which will be released prior to assignment of such Receivable under this Agreement) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Purchaser, the Purchaser will have good and marketable title to such Receivable free and clear of any Lien created by BAC (other than Permitted Liens).

5.             BAC has received all consents and approvals to the sale of the Receivables hereunder to the Purchaser required by the terms of the Receivables that constitute instruments.

Perfection

6.             BAC has caused or will have caused, within ten (10) days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from BAC to the Purchaser, and the security interest in the Receivables granted to the Purchaser hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

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7.            With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Grantor Trust; or

(ii)	Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Grantor Trust; or

(iii)	The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the Grantor Trust.

Priority

8.           BAC has not authorized the filing of, and is not aware of, any financing statements against BAC that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by BAC to the Purchaser under this Agreement, (ii) relating to the conveyance of the Receivables by the Purchaser, as seller, to the Issuer under the Sale and Servicing Agreement, (iii) relating to the conveyance of the Receivables by the Issuer to the Grantor Trust under the Receivables Contribution Agreement, (iv) relating to the security interest granted by the Issuer and the Grantor Trust to the Indenture Trustee under the Indenture or (v) that has been terminated.

9.           BAC is not aware of any material judgment, ERISA or tax lien filings against BAC which would have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of BAC to perform its obligations under the Transaction Documents.

10.           Neither BAC nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.           None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Issuer, the Grantor Trust or the Indenture Trustee.

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Survival of Perfection Representations

12.           Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13.           BAC shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

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SCHEDULE II

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE RECEIVABLES

BAC makes the following representations and warranties as to each Receivable:

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(1)	had either been (i) originated by a Dealer to finance the retail sale by that Dealer of the related Financed Vehicle and has been purchased by BAC, (ii) originated by BAC or (iii) acquired by BAC in accordance with the terms of a purchase agreement between the applicable originator and BAC;

(2)	was executed or electronically authenticated by the parties thereto;

(3)	contained customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the Financed Vehicle;

(4)	provided, at origination, for level scheduled monthly payments that fully amortize the amount financed over the original term (except that the first or last payment may be smaller or greater than the level payments);

(5)	was secured by a Financed Vehicle that has not been repossessed;

(6)	was a Simple Interest Receivable;

(7)	was not delinquent for more than 30 days as of the Cut-Off Date;

(8)	had an original term of not greater than 72 monthly payments;

(9)	had a fixed Annual Percentage Rate of not more than 30.00%;

(10)	had an outstanding Principal Balance of not more than $60,000;

(11)	was originated in the United States and denominated in Dollars; and

(12)	had, at origination, an Obligor with a billing address in the United States or United States military territories.

(b)	Compliance with Law. Such Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cut-Off Date or (ii) would not render such Receivable unenforceable or create liability for the Purchaser, the Issuer or the Grantor Trust, as an assignee of such Receivable.

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(c)	Binding Obligation. Such Receivable constitutes the legal, valid and binding obligation of the related Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, affecting the enforcement of creditors’ rights generally, any state or federal consumer protection laws or regulations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and (ii) as such Receivable may be modified by the application of the Servicemembers Civil Relief Act, as amended, or other similar federal or state law to the extent applicable to the related Obligor.

(d)	No Government Obligor. Such Receivable is not due from the United States or any State or from any agency, department or instrumentality of the United States or any State.

(e)	Security Interest in Financed Vehicle. As of the Closing Date, is secured by a first priority perfected security interest in favor of BAC in the related Financed Vehicle, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in favor of BAC in the Financed Vehicle, which security interest has been validly assigned by BAC to the Purchaser.

(f)	Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded, nor do the records of the Servicer indicate that the related Financed Vehicle has been released from the Lien granted by the related Receivable in whole or in part.

(g)	No Defenses. The records of the Servicer do not reflect any material facts which have not been remediated or cured which would constitute a basis for any right of recession, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

(h)	No Waiver. The records of the Servicer did not disclose that any provision of the related Contract has been waived, amended or rewritten nor have any amounts due and owing thereunder deferred or waived (except waivers, amendments, rewrites, deferrals or waivers in accordance with the Customary Servicing Practices as disclosed in the records of the Servicer).

(i)	Insurance. The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.

(j)	No Bankruptcies. The records of the Servicer did not reflect that the related Obligor on such Receivable being currently the subject of a verified bankruptcy proceeding.

(k)	Chattel Paper. Such Receivable constitutes “chattel paper,” an “account,” an “instrument” or a “general intangible” as defined in the UCC.

(l)	One Authoritative Copy or Original. Such Receivable is evidenced by a single Authoritative Copy.

(m)	Prepayment. Such Receivable provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on such Receivable’s Contract Rate.

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